UNITED STATES
		       SECURITIES AND EXCHANGE COMMISSION
			    Washington, D.C.  20549

				  SCHEDULE 14A
				 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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                             Forgent Networks, Inc.
                    108 Wild Basin Road, Austin, Texas 78746


		(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              The Red Oak Fund, LP, a Delaware limited partnership;

     Pinnacle Fund, LLLP, a Colorado limited liability limited partnership;

       Bear Market Opportunity Fund, L.P., a Delaware limited partnership;

          Pinnacle Partners, LLC, a Colorado limited liability company;

          Red Oak Partners, LLC, a New York limited liability company;

                                 David Sandberg.

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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  Pinnacle Fund and Red Oak Announce that RiskMetrics Advises Shareholders to
     Withhold Votes from ALL Asure Incumbents and Remind Holders of Voting
                                  Information


New York, New York, August 24, 2009. Pinnacle Fund ("Pinnacle") and Red Oak Partners ("Red Oak") expressed satisfaction that proxy advisor RiskMetrics ("RMG") recommended stockholders of Forgent networks, d/b/a Asure Software, Inc. ("ASUR") not vote for any of ASUR's incumbent directors, but instead vote on the BLUE Pinnacle proxy card and cast votes for David Sandberg and Pat Goepel. Pinnacle's David Sandberg stated, "We are gratified that RiskMetrics recognizes that 'the company's sustained share price underperformance, declining profitability, and lack of noticeable improvement in the financial metrics, is indicative of the board's inability to enhance shareholder value over the long-run' and that 'RMG is critical of the compensation practices at Asure and believes that the board has not demonstrated a strong commitment to good corporate governance. On this basis, we feel the dissident has met the burden that change is warranted.'"

The RiskMetrics recommendation was consistent with the recommendation of PROXY Governance, which on August 20th recommended that shareholders vote the BLUE card in favor of David Sandberg, Pat Goepel and Robert Graham, and not vote for any company incumbent nominees.

Pinnacle and Red Oak believe ASUR desperately needs change. If shareholders agree, they are encouraged to vote FOR Pinnacle's slate by completing and returning the BLUE proxy card or by contacting MacKenzie Partners, Inc. at 800-322-2885, 212-929-5500 or via email at proxy@mackenziepartners.com with any questions or for assistance in voting their shares. Shareholders are encouraged to also contact MacKenzie at the above information if they do not yet have a BLUE proxy card.

Important Information
Pinnacle Fund, LLLP ("Pinnacle") and Red Oak Partners LLC ("Red Oak") filed a definitive proxy statement with the Securities and Exchange Commission on July 30, 2009, in connection with the annual meeting of stockholders of Forgent Networks, Inc. (the "Company") to be held on August 28, 2009. Stockholders are strongly advised to carefully read Pinnacle's definitive proxy statement, as it contains important information. Pinnacle and certain other persons are deemed participants in the solicitation of proxies from stockholders in connection with the annual meeting of stockholders. Information concerning such participants is available in Pinnacle's definitive proxy statement. Stockholders may obtain, free of charge, copies of Pinnacle's definitive proxy statement and any other documents Pinnacle files with or furnishes to the Securities and Exchange Commission in connection with the annual meeting of stockholders at www.sec.gov by selecting "Search" at the top right and then typing "forgent" into the box asking for the Company Name, and through the following website: www.ourmaterials.com/pinnaclefund.